EXHIBIT 32.1
WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE
SARBANES — OXLEY ACT OF 2002
The undersigned, the Chief Executive Officer and the Chief Financial Officer of HGR Liquidating Trust (“the Trust”), each hereby certifies that to his/her knowledge, on the date hereof:
(a) the Annual Report on Form 10-K of the Trust for the year ended December 31, 2021 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section l3(a) or 15(d) of the Securities Exchange Act of 1934; and
(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date:	March 31, 2022	/s/ Jeffrey C. Hines
Jeffrey C. Hines
Chief Executive Officer

Date:	March 31, 2022	/s/ J. Shea Morgenroth
J. Shea Morgenroth
Chief Financial Officer